EXHIBIT 16.1

Webb & Company, P.A.
Certified Public Accountants

March 19,2012

Securities and Exchange Commission
100 F Street  N.E.
Washington, D.C. 20549

RE:    Enterlogics, Inc.

File Ref. No. 000-54347

We have read the statements of Enterlogics, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 19, 2012 and agree with such statements as they pertain to our firm.

Regards,

WEBB & COMPANY, P.A.
Certified Public Accountants

1500 Gateway Boulevard, Suite 202 ● Boynton Beach, FL 33426
Telephone: (561) 752-1721 ● Fax: (561) 734-8562
www.cpawebb.com